UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2005

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court

Las Vegas, Nevada 89119

(Address of principal executive offices)  (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

(a)(1)                    On April 27, 2005, the Company’s Human Resources Committee of the Board of Directors approved an increase in the bonus target range for its executive officers pursuant to its Annual Management Bonus Plan.  The new bonus target range will be effective for 2005.

(a)(2)                    Pursuant to the Company’s Annual Management Bonus Plan, the bonus target range for 2005 for its executive officers was previously set at 45% to 105% of salary, depending on the executive’s grade level, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 3, 2005.  In connection with an executive compensation analysis conducted by an independent consultant relating to the Company’s pending merger with Caesars Entertainment, Inc., the Company’s Human Resources Committee approved an increase in the bonus target range for 2005 under the Annual Management Bonus Plan to 50% to 150% of salary, depending on the executive’s grade level.  As a result of this increased bonus target range, the bonus target under the Annual Management Bonus Plan for the Chief Executive Officer for 2005 was increased from 105% of salary to 150% of salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: May 3, 2005	By:	/s/ STEPHEN H. BRAMMELL
Name: Stephen H. Brammell
Title: Senior Vice President, General Counsel, and Secretary